July 2019

Cohu Investor Presentation

Cohu

Cautionary Statement Regarding Forward Looking Statements

Use of Non-GAAP Financial Information:

Included within this presentation are non-GAAP financial measures, including non-GAAP Gross Margin, Operating Expense, Adjusted earnings per share and Adjusted EBITDA that supplement the Company's Condensed Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of acquired intangible assets including favorable/unfavorable lease adjustments, restructuring costs, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, fair value adjustment to contingent consideration, reduction of indemnification receivable, depreciation of purchase accounting adjustments to property, plant and equipment and purchase accounting inventory step-up included in cost of sales. With respect to forward looking non-GAAP figures, we are not able to estimate the foregoing charges at this time without unreasonable efforts due to their inherent uncertainty. As a result, we are unable to provide, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this presentation may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding integration and cost synergy savings, timing and targets; semiconductor end market opportunities; 5G growth; incremental growth in contactors and systems; focus on design win opportunities; the business model in FY '20 and the mid-term model; capital allocation strategy; market conditions and Q3 and second half 2019 outlook; and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend," and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks associated with acquisitions; inventory, goodwill and other asset write-downs; our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; our reliance on third-party contract manufacturers and suppliers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; revenue recognition impacts due to ASC 606; market demand and adoption of our new products; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor equipment industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; impacts from the Tax Cuts and Jobs Act of 2017 and ongoing tax examinations; geopolitical issues and trade wars (including Huawei export restrictions); ERP system implementation issues; the seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers and the late 2018 and 2019 significantly weakened demand in this market; ongoing weakness in Greater China market; rapid technological change; and significant risks associated with the Xcerra acquisition including but not limited to (i) the ability of Cohu and Xcerra to integrate their businesses successfully and to achieve anticipated synergies and cost savings, (ii) the possibility that other anticipated benefits of the acquisition will not be realized, (iii) litigation relating to the acquisition that still could be instituted against Cohu and/or Xcerra, (iv) the possibility that restructuring charges will significantly exceed estimates, (v) the ability of Cohu or Xcerra to retain, attract and hire key personnel, (vi) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the acquisition, (vii) potential disruptions, expenses and lost revenue associated with the transition to direct sales in China and Taiwan; (viii) the discovery of liabilities or deficiencies associated with Xcerra that were not identified in advance, (ix) potential failures to maintain adequate internal controls over financial reporting given the significant increase in size, number of employees, global operations and complexity of Cohu's business, (x) mandatory ongoing impairment evaluation of goodwill and other intangibles whereby Cohu could be required to write off some or all of this goodwill and other intangibles, (xi) the adverse impact to Cohu's operating results from interest expense on the financing debt, rising interest rates, and any restrictions on operations related to such debt, and (xii) continued availability of capital and financing and rating agency actions, and limited market access given our high debt levels. These and other risks and uncertainties are discussed more fully in Cohu's filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC's website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Global Technology and Market Leader

...in Semiconductor and PCB Test and Inspection Markets

We create leading-edge solutions for back-end semiconductor equipment and services, and printed circuit board test

Company	Q1'19 Revenue	TTM[1] Revenue	Employees (Worldwide)
NASDAQ COHU	$148M	$504M	~3,400

(1) Includes Xcerra results from October 1, 2018

Cohu

Value-Add Test & Inspection to Semiconductor Manufacturing

Wafer



Ingot
Wafer

Starting as a pure silicon ingot, wafers are manufactured as ultra-high purity monocrystalline silicon wafers



Wafer Processing



Circuit patterns are then printed onto wafers and a fine electronic circuit is formed by injecting ions



Cohu

Wafer Test



Each chip formed on the wafer is then tested for it's electrical properties and basic functionality



Assembly Process



Die are saw cut from the wafer, assembled onto substrates where final package configuration is completed



Cohu

Test & Inspection



Completed packages are then rigorously tested and inspected for reliability and performance through final test equipment simulating end applications and conditions



Semiconductor manufacturing process from wafer production to test and inspection

Cohu

~$5 Billion[1] Market Provides Opportunity for Expansion

Semiconductor Test & Inspection | **PCB Test**

Test Handlers



$0.9B

#1

Inspection



$0.5B

#5

Thermal and Vision Inspection technologies enabling higher yield

Test Interface



$0.7B

#1

Semi Test



$2.7B[2]

#3

High fidelity measurement instruments
Compact, low power systems → Scalability

Bare Board Test



$0.2B

#2

High-speed, precision measurement

(1) Company est. 2018 market size, expect total market for 2019 to decline 20-25%
(2) Excludes Memory

Update on Market Conditions

Delay in previously expected second half 2019 recovery

- U.S./China trade tensions creating a drag on the global economy
- Huawei export restrictions impacting our customers' business, in addition to announced decline in smartphone unit forecast
- Auto sales have declined in first half 2019
- May utilization fell 3 pts to 77% reflecting excess capacity
- Recent order trends project further softening in Q3

Focused on design win opportunities for mid-term growth

5G & Autonomous Applications Fueling Semi Demand

Growing demand for **wireless communication** and **instantaneous data transfer** linking the real to the digital world


More Capacity
Gigabytes in a second
3D video, UHD screens
Smart Home/Building
Work and play in the cloud
Augmented reality
Voice
Industry automation
Smart City
Source: InterDigital 5G is Now 2018
Mission critical application, e.g. e-health
Self Driving Car
Higher Connectivity
Mission Critical

Emerging need for **energy efficient autonomous vehicles, industrial robotics** and more, creating a flood of data

LØ	L1	L2	L3	L4	L5
No Automation	Driver Assistance	Partial Automation	Conditional Automation	High Automation	Full Automation


RADAR
~10-100 KB
PER SECOND
SONAR
~10-100 KB
PER SECOND
GPS
~50KB
PER SECOND
CAMERAS
~20-40 MB
PER SECOND
AUTONOMOUS VEHICLES
4,000 GB
PER DAY... EACH DAY
LIDAR
~10-70 MB
PER SECOND

Cohu

Driving Growth in Select End-Markets

Applications

- Auto ADAS & Electrification
- Industrial Automation
- Sensing & Power
- Data Processing & Storage
- Data Generation & Display
- Communications & Networking

49%
Semiconductor Content Growth[1] in Autos by 2022

92%
RF Content Growth[2] in 5G-enabled Smartphones

142%
Growth in Global Data[3] (Created, Transmitted, Stored) by 2022

Cohu End-Markets

End-Market	Share
Automotive	22%
Mobility	20%
Data Center, Cloud	15%
Consumer	14%
Industrial	14%
PCB Test	9%
IoT / IoV & Optoelectronics	6%

(Last 6 months)

(1) Gartner report, 2019
(2) Skyworks - JP Morgan Tech Forum at 2018 International CES, L. Griffen
(3) The Digitization of the World; IDC, November 2018

Cohu

Cohu Delivers Higher Yield Faster

One-stop shop with leading edge solutions reduces integration risk and accelerates "time to yield"

Incremental Growth Opportunities

~$175M/year

higher contactor attachment rates

~$50M/year

target system growth in select end-markets


Time to Yield
Semi Test
Test Interface
(contactors)
Test Handler

Cohu

Financial Profile

July 2019

Cohu

Recurring Provides a Strong Foundation

Recurring revenue is **higher margin** and **less susceptible** to seasonal and cyclical trends

Revenue Distribution


PCB Test
Test Interface
Test & Inspection Handlers
Semi Test

TTM Allocation


Systems
Recurring

Cohu

Business Model Delivers Strong Leverage

	Business Model for FY20				Mid-Term Target
Quarterly Sales	$150M	$170M	$190M	$210M	$235M
Gross Margin[1]	43%	44%	45%	46%	48%
Operating Expenses[1]	$52M	$54M	$57M	$59M	~$64M
Adjusted EBITDA[1]	12%	15%	17%	20%	22%
Adjusted EPS[1]	$0.16	$0.30	$0.45	$0.60	$0.75

Delivering ~$40M of annual run-rate cost synergies ahead of plan, starting in Q1'20

Approximately 40% of revenue increase expected to fall through to operating income

Mid-Term Target is 3-5 years

Assumes 22% income tax rate and 41.7 million shares outstanding

(1) Non-GAAP numbers exclude stock-based compensation expense, amortization, restructuring and other one-time charges

The "Model" and "Mid-Term Target" assumptions exclude estimated charges related to stock based compensation, amortization of purchased intangibles, restructuring costs, acquisition-related costs, manufacturing transition/severance costs, inventory step-up costs or other non-operational or unusual items which we are not able to predict at this time without unreasonable efforts due to their inherent uncertainty. As a result, we are unable to provide, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures.

Cohu

Balance Sheet

$Million	Q4'18	Q1'19
Cash and Investments	$165	$160
Accounts Receivable	$149	$131
Total Debt	$359	$357
Capital Additions	$2.5	$3.5
Cash Flow From Operations	$5.2	$4.7

Capital allocation strategy **– cash above $125M to pay down debt**[1]

(1) Pay down of debt dependent on current business environment and synergy cash requirements

Cohu

Thank You!